EX-33.4
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Management's Report on Assessment of Compliance with Applicable Servicing
Criteria


1. Clayton Fixed Income Services Inc. ("CFIS") is responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB, as of and for the 12-month period ending December 31, 2007 (the "Reporting Period"), as set forth in Appendix A hereto. The transactions covered by this report include mortgage-backed securities transactions (each, a "Trust") for which CFIS acted as credit risk manager (the "Platform");

2. The criteria listed in the column titled "Performed by CFIS" in Appendix A are those criteria applicable (in part) to the Platform under paragraph (d) of 1122 of Regulation AB and are those criteria for which this certification is required pursuant to the terms and conditions of the various trust agreements and/or pooling and servicing agreements (the "Transaction Documents") through which CFIS was retained to act as credit risk manager;

3. CFIS can only certify compliance with sub-parts (A) and (B) of the criteria set forth in 1122(d)(iii)(2) because sub-parts (C) and (D) are not within the scope of services CFIS has been retained to provide to the Trusts.

   A. With respect to subparts (A) and (B) of 1122(d)(3)(i), management identified certain instances where component sections specified in the Transaction Documents were not included in a given month's credit risk manager report. These instances related to one of the following: (i) a loss severity analysis was not included; (ii) a mortgage insurance analysis was not included; or (iii) the standard default assumption (SDA) analytic was not included. In assessing the Platform, CFIS identified the following exceptions:

      a. One instance where a loss severity analysis should have been included but was not, in the January 2008 Credit Risk Manager Report for BNC 2007-2 (which reports on the November 2007 distribution)

      b. one instance where a mortgage insurance analysis should have been included but was not, in the June 2007 Credit Risk Manager Report for SASCO 2007-BC1 (which reports on the April 2007 distribution)

      c. one instance where an SDA analytic should have been included but was not, in the February 2008 Credit Risk Manager Report for BNC 2007-1 (which reports on the December 2007 distribution)

      Management does not consider these findings to be material instances of non-compliance with respect to the Platform as a whole. Management believes that the exceptions above occurred for the following reasons, respectively: (1) the relevant Trust had not incurred any losses as of the date of the report; (2) the relevant Trust did not have a mortgage insurance policy or there had been no mortgage insurance activity as of the date of the report; and (3) there was insufficient or statistically insignificant data available to generate the applicable analytic component.



Certificate of Compliance - Regulation AB
Clayton Fixed Income Services Inc: March 2008


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   B. With respect to subpart (C) of 1122(d)(iii)(2), CFIS is not required to file its reports with Securities Exchange Commission; per the Transaction Documents, the CFIS reports are to be included in the monthly filing responsibility for filing with the Commission rests with a party other than CFIS. Accordingly, the certification contained herein with respect to the Platform applies only to CFIS delivering its reports to the applicable third party responsible for including CFIS' reports with the Commission in accordance with the Commission's rules and regulations.

   C. With respect to subpart (D) of 1122(d)(iii)(2)CFIS is not responsible for ensuring that its reports "agree with investors' or the trustee's records as to the total unpaid principal balance and number of pool assets serviced by the Servicer." CFIS' role (in part) in the transactions in which it is retained is to provide oversight functions with respect to the servicers in such transactions and to identify issues in the areas of collateral reporting. In connection with such role, CFIS would report on discrepancies between the balance and number of pool assets as reported by the various transaction fiduciaries.

4. Those criteria listed in the column "Inapplicable Servicing Criteria" on Appendix A hereto are inapplicable to CFIS based on the activities it performs with respect to the Platform;

5. Subject to the foregoing, CIFS has complied, in all material respects, with the applicable servicing criteria as of December 31, 2007 and for the Reporting Period with respect to the Platform taken as a whole;

6. Hein & Associates, a registered public accounting firm, has issued an attestation report on CFIS' assessment of compliance with the applicable servicing criteria for the Reporting Period. Such report is attached hereto.



Clayton Fixed Income Services Inc.

By: /s/ Kevin J. Kanouff

Name: Kevin J. Kanouff
Title: President



Certificate of Compliance - Regulation AB
Clayton Fixed Income Services Inc: March 2008


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(logo) CLAYTON


Regulation AB                                                      Performed                        INAPPLICABLE
Section                                                            by                               SERVICING
Reference                            Criteria                      CFIS                             CRITERIA
                General Servicing Considerations

1122(d)(1)(i)   Policies and procedures are instituted                                                  X
                to monitor any performance or other
                triggers and events of default in
                accordance with the transaction
                agreements.

1122(d)(1)(ii)  If any material servicing activities                                                    X
                are outsourced to third parties, policies
                and procedures are instituted to monitor
                the third party's performance and
                compliance with such servicing
                activities.

1122(d)(1)(iii) Any requirements in the transaction                                                     X
                agreements to maintain a back-up servicer
                for the pool assets are maintained.

1122(d)(1)(iv)  A fidelity bond and errors and                                                          X
                omissions policy is in effect on the
                party participating in the servicing
                function throughout the reporting period
                in the amount of coverage required by and
                otherwise in accordance with the terms of
                the transaction agreements.

                Cash Collection and Administration

1122(d)(2)(i)   Payments on pool assets are deposited                                                   X
                into the appropriate custodial bank
                accounts and related bank clearing
                accounts no more than two business days
                of receipt, or such other number
                of days specified in the transaction
                agreements.

1122(d)(2)(ii)  Disbursements made via wire transfer on                                                 X
                behalf of an obligor or to investor are
                made only by authorized personnel.

1122(d)(2)(iii) Advances of funds or guarantees                                                         X
                regarding collections, cash flows or
                distributions, and any interest or other
                fees charged for such advances, are made,
                reviewed and approved as specified in
                the transaction agreements.

1122(d)(2)(iv)  The related accounts for the                                                            X
                transaction, such as cash reserve
                accounts or accounts established as a
                form of over collateralization, are
                separately maintained (e.g., with respect
                to commingling of cash) as set forth in
                the transaction agreements.

1122(d)(2)(v)   Each custodial account is maintained at                                                 X
                a federally insured depository
                institution as set forth in the
                transaction agreements. For purposes of
                this criterion, "federally insured
                depository institution" with respect to a
                foreign financial institution means a
                foreign financial institution that meets
                the requirements of Rule 13k-1(b)(1)
                under the Securities Exchange Act.

1122(d)(2)(vi)  Unissued checks are safeguarded so as                                                   X
                to prevent unauthorized access.

1122(d)(2)(vii) Reconciliations are prepared on a                                                       X
                monthly basis for all asset-backed
                securities related bank accounts,
                including custodial accounts and related
                bank clearing accounts. These
                reconciliations (A) are mathematically
                accurate; (B) are prepared within 30
                calendar days after the bank statement
                cutoff date, or such other number of days
                specified in the transaction agreements;
                (C) are reviewed and approved by someone
                other than the person who prepared the
                reconciliation; and (D) contain
                explanations for reconciling items.
                These reconciling items are resolved
                within 90 calendar days of their original
                identification, or such other number of
                days specified in the transaction
                agreements.


Regulation AB                                                      Performed                        INAPPLICABLE
Section                                                            by                               SERVICING
Reference                            Criteria                      CFIS                             CRITERIA
                Investor Remittances and Reporting

1122(d)(3)(i)   Reports to investors, including those                  X
                to be filed with the Commission, are
                maintained in accordance with the
                transaction agreements and applicable
                Commission requirements. Specifically,
                such reports (A) are prepared in
                accordance with timeframes and other
                terms set forth in the transaction
                agreements; (B) provide information
                calculated in accordance with the terms
                specified in the transaction agreements;
                (C) are filed with the Commission as
                required by its rules and regulations;
                and (D) agree with the investors' or
                trustee's records as to the total unpaid
                principal balance and number of pool
                assets serviced by the Servicer.

1122(d)(3)(ii)  Amounts due to investors are allocated                                                  X
                and remitted in accordance with
                timeframes, distribution priority and
                other terms set forth in the transaction
                agreements.

1122(d)(3)(iii) Disbursements made to an investor are                                                   X
                posted within two business days to the
                Servicer's investor records, or such other
                number of days specified in the transaction
                agreements.

1122(d)(3)(iv)  Amounts remitted to investors per the                                                   X
                investor reports agree with cancelled
                checks, or other form of payment, or
                custodial bank statements.

                Pool Asset Administration

1122(d)(4)(i)   Collateral or security on pool assets                                                   X
                is maintained as required by the
                transaction agreements or related mortgage
                loan documents.

1122(d)(4)(ii)  Pool asset and related documents are                                                    X
                safeguarded as required by the
                transaction agreements.

1122(d)(4)(iii) Any additions, removals or                                                              X
                substitutions to the asset pool are made,
                reviewed and approved in accordance with
                any conditions or requirements in the
                transaction agreements.

1122(d)(4)(iv)  Payments on pool assets, including any                                                  X
                payoffs, made in accordance with the related
                pool asset documents are posted to the
                Servicer's obligor records maintained no
                more than two business days after
                receipt, or such other number of days
                specified in the transaction agreements,
                and allocated to principal, interest or
                other items (e.g., escrow) in accordance
                with the related pool asset documents.

1122(d)(4)(v)   The Servicer's records regarding the                                                    X
                pool assets agree with the Servicer's
                records with respect to an obligor's
                unpaid principal balance.

1122(d)(4)(vi)  Changes with respect to the terms or                                                    X
                status of an obligor's pool assets (e.g.,
                loan modifications or re-agings) are
                made, reviewed and approved by authorized
                personnel in accordance with the
                transaction agreements and related pool
                asset documents.

1122(d)(4)(vii) Loss mitigation or recovery actions                                                     X
                (e.g., forbearance plans, modifications
                and deeds in lieu of foreclosure,
                foreclosures and repossessions, as
                applicable) are initiated, conducted and
                concluded in accordance with
                the timeframes or other requirements
                established by the transaction
                agreements.


Regulation AB                                                      Performed                        INAPPLICABLE
Section                                                            by                               SERVICING
Reference                            Criteria                      CFIS                             CRITERIA

1122(d)(4)(viii)Records documenting collection efforts                                                  X
                are maintained during the period a pool
                asset is delinquent in accordance with
                the transaction agreements. Such records
                are maintained on at least a monthly
                basis, or such other period specified in
                the transaction agreements, and describe
                the entity's activities in monitoring
                delinquent pool assets including, for
                example, phone calls, letters and
                payment rescheduling plans in cases where
                delinquency is deemed temporary (e.g.,
                illness or unemployment).

1122(d)(4)(ix)  Adjustments to interest rates or rates                                                  X
                of return for pool assets with variable
                rates are computed based on the related
                pool asset documents.

1122(d)(4)(x)   Regarding any funds held in trust for                                                   X
                an obligor (such as escrow accounts): (A)
                such funds are analyzed, in accordance
                with the obligor's pool asset documents,
                on at least an annual basis, or such
                other period specified in the transaction
                agreements; (B) interest on such funds is
                paid, or credited, to obligors in
                accordance with applicable pool asset
                documents and state laws; and (C) such
                funds are returned to the obligor within
                30 calendar days of full repayment of the
                related pool asset, or such other number
                of days specified in the transaction
                agreements.

1122(d)(4)(xi)  Payments made on behalf of an obligor                                                   X
                (such as tax or insurance payments) are
                made on or before the related penalty or
                expiration dates, as indicated on the
                appropriate bills or notices for such
                payments, provided that such support has
                been received by the Servicer at least 30
                calendar days prior to these dates, or
                such other number of days specified in
                the transaction agreements.

1122(d)(4)(xii) Any late payment penalties in                                                           X
                connection with any payment to be made on
                behalf of an obligor are paid from the
                Servicer's funds and not charged to the
                obligor, unless the late payment was due
                to the obligor's error or omission.

1122(d)(4)(xiii)Disbursements made on behalf of an                                                      X
                obligor are posted within two business
                days to the obligor's records maintained
                by the Servicer, or such other number of
                days specified in the transaction
                agreements.

1122(d)(4)(xiv) Delinquencies, charge-offs and                                                          X
                uncollectible accounts are recognized and
                recorded in accordance with the
                transaction agreements.

1122(d)(4)(xv)  Any external enhancement or other                                                       X
                support identified in Item
                1114(a)(1) through (3) or Item 1115 of
                this Regulation AB, is maintained as set
                forth in the transaction agreements.




Certificate of Compliance - Regulation AB
Clayton Fixed Income Services Inc: March 2008